UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2022
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Morphic Holding, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38940	47-3878772
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive, A2
Waltham,	Massachusetts	02451
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 996-0955
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MORF	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2022, Morphic Holding, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”), at which the matters listed below were submitted to a vote of the Company’s stockholders. There were 36,219,022 shares of common stock present at the Annual Meeting in person or by proxy, which represented approximately 95.3% of the voting power of the shares of common stock entitled to vote at the Annual Meeting and constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote for each share held as of the close of business on April 11, 2022. A detailed description of each of the proposals is included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2022.

The final results of the stockholders’ votes on the five proposals presented at the Annual Meeting are as follows:

1.Election of three Class III directors, identified in the table below, each to serve a three-year term through the 2025 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until their earlier resignation or removal:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Martin Edwards, M.D.	26,221,282	7,751,786	2,245,954
Nisha Nanda, Ph.D.	33,945,117	27,951	2,245,954
Praveen P. Tipirneni, M.D.	31,391,110	2,581,958	2,245,954

Each of the three Class III directors was elected to serve until the Company’s 2025 Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal.

2.Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

Votes For	Votes Against	Votes Abstaining
36,199,565	13,127	6,330

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. There were no broker non-votes on this matter.

3.Approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers:

Votes For	Votes Against	Votes Abstaining
33,609,766	362,277	1,025

The stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers. There were 2,245,954 broker non-votes on this matter.

4.Selection, on a non-binding advisory basis, of the frequency of future non-binding advisory votes on the compensation paid to the Company’s named executive officers.

One Year	Two Years	Three Years	Votes Abstaining
33,342,732	2,310	567,817	—

The stockholders approved, on a non-binding advisory basis, every one year as the frequency of future non-binding advisory votes on the compensation paid to the Company’s named executive officers. There were 2,306,163 broker non-votes on this matter.

Based on these results and consistent with the Company’s recommendation, the Company’s board of directors has determined that the Company will conduct future non-binding advisory votes regarding the compensation of its named executive officers every one year. This policy will remain in effect until the next required stockholder vote on the frequency of non-binding advisory votes on the compensation of named executive officers.

5.Approval of revised limits on awards to non-employee directors under the 2019 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstaining
18,777,624	15,195,344	100

The stockholders approved revised limits on awards to non-employee directors under the 2019 Equity Incentive Plan. There were 2,245,954 broker non-votes on this matter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORPHIC HOLDING, INC.

Date: June 9, 2022	By:	/s/ William DeVaul
William DeVaul
General Counsel and Secretary